UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: June 27, 2011
(Date of earliest event reported)
IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10235 (Commission File Number)	36-3555336 (IRS Employer Identification No.)
1925 W. Field Court
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
On June 27, 2011, IDEX Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) along with certain of its subsidiaries, as borrowers (the “Borrowers”), Bank of America, N.A., as administrative agent, swing line lender and an issuer of letters of credit, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank, National Association, and Mizuho Corporate Bank, Ltd., as co-documentation agents, and the other lenders party thereto. The Credit Agreement replaces the Company’s existing $600 million credit facility, which was due to expire in December 2011.
The Credit Agreement consists of a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $700 million with a final maturity date of June 27, 2016. The maturity date may be extended under certain conditions for an additional one-year term prior to the second anniversary of the initial closing date of June 27, 2011. Up to $75 million of the Revolving Facility under the Credit Agreement is available for the issuance of letters of credit. Additionally, up to $25 million of the Revolving Facility is available to the Company for swing line loans, available on a same-day basis.
Proceeds of the Revolving Facility are available for use by the Borrowers for working capital and other general corporate purposes, including refinancing existing debt of the Company and its subsidiaries. The Company may request increases in the lending commitments under the Credit Agreement, but the aggregate lending commitments may not exceed $950 million. The Company has the right, subject to certain conditions set forth in the Credit Agreement, to designate certain foreign subsidiaries of the Company as borrowers under the Credit Agreement. In connection with any such designation, the Company is required to guarantee the obligations of any such subsidiaries under the Credit Agreement.
Borrowings under the Credit Agreement bear interest, at either an alternate base rate or an adjusted LIBOR rate plus, in each case, an applicable margin. Such applicable margin is based on the Company’s senior, unsecured, long-term debt rating. Interest is payable (a) in the case of base rate loans, quarterly, and (b) in the case of LIBOR rate loans, on the maturity date of the borrowing, or quarterly from the effective date for borrowings exceeding three months.
The Credit Agreement requires payment to the lenders of a facility fee based upon (a) the amount of the lenders’ commitments under the credit facility from time to time and (b) the applicable corporate credit ratings of the Company. Voluntary prepayments of any loans and voluntary reductions of the unutilized portion of the commitments under the credit facility are permissible without penalty, subject to break funding payments and minimum notice and minimum reduction amount requirements.
The Credit Agreement contains affirmative and negative covenants that the Company believes are usual and customary for senior unsecured credit agreements, including a financial covenant requiring the maintenance of a 3.25 to 1.0 or lower leverage ratio, which is the ratio of the Company’s consolidated total debt to its consolidated EBITDA, each as defined in the Credit Agreement.
The negative covenants include, among other things, limitations (each of which is subject to customary exceptions for financings of this type) on our ability to:
•	grant liens;

•	enter into transactions resulting in fundamental changes (such as mergers or sales of all or substantially all of the assets of the Company);

•	restrict subsidiary dividends or other subsidiary distributions;

•	enter into transactions with the Company’s affiliates;

•	permit subsidiaries to provide guarantees of other material debt; and

•	incur certain additional subsidiary debt.
The Credit Agreement also contains customary events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the representations or warranties in any material respect; breach of the financial, affirmative or negative covenants; payment default on, or acceleration of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; certain specified events under the Employee Retirement Income Security Act of 1974, as amended; certain changes in control of the Company; and the invalidity or unenforceability of the Credit Agreement or other documents associated with the Credit Agreement.
In addition to the Credit Agreement, the Company maintains other commercial and investment banking relationships with the lenders and their affiliates.
In connection with entering into the Credit Agreement, on June 27, 2011, the Company terminated its five-year, $600 million amended and restated credit agreement, dated as of December 21, 2006, as amended and supplemented from time to time, among the Company, Bank of America, N.A., as administrative agent, swing line lender and an issuer of letters of credit, Wachovia Bank, National Association, as syndication agent, LaSalle Bank,

N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Mizuho Corporate Bank, Ltd., as co-documentation agents, and the other lenders party thereto (the “Prior Credit Agreement”) pursuant to which the Company had a revolving credit facility which was due to expire in December 2011.
Under the Prior Credit Agreement, interest was payable quarterly on the outstanding borrowings at the bank agent’s reference rate. Interest on borrowings based on LIBOR plus an applicable margin was payable on the maturity date of the borrowing, or quarterly from the effective date for borrowings exceeding three months. The applicable margin was based on the Company’s senior, unsecured, long-term debt rating and could range from 24 basis points to 50 basis points. The key financial covenant the Company was required to maintain in connection with the Prior Credit Agreement was a maximum leverage ratio (outstanding debt to operating cash flow) of 3.25 to 1.
This description of the Credit Agreement is a summary only and is qualified in its entirety by the terms of the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02 — Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under Off-Balance Sheet Arrangements.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits

10.1	Credit Agreement, dated as of June 27, 2011, by and among IDEX Corporation and certain of its subsidiaries, as borrowers, Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank, National Association, and Mizuho Corporate Bank, Ltd., as co-documentation agents, and the other lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION
By:	/s/ Heath A. Mitts
Heath A. Mitts
Vice President and Chief Financial Officer

June 30, 2011

Exhibit Index

Exhibit
Number	Description

10.1	Credit Agreement, dated as of June 27, 2011, by and among IDEX Corporation and certain of its subsidiaries, as designated borrowers, Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank, National Association, and Mizuho Corporate Bank, Ltd., as co-documentation agents, and the other lenders party thereto.